BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

GREGORY YANKE
4983 South Meadow Place
Chandler, AZ 85248, USA

Work Order #: W2022062300640
June 23, 2022
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 87617

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Certificate of Designation	Fees	20222414785	6/23/2022 8:59:37 AM	InternalReview	1	$175.00	$175.00
Total							$175.00

Payments

Type	Description	Payment Status	Amount
Credit Card	65599996081263783O3287	Success	$175.00
Total			$175.00

Credit Balance: $0.00

GREGORY YANKE
4983 South Meadow Place
Chandler, AZ 85248, USA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

06/23/2022

Work Order Item Number:	W2022062300640 - 2206111
Filing Number:	20222414785
Filing Type:	Certificate of Designation
Filing Date/Time:	06/23/2022 08:59:37 AM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: C17574-2002

Entity Name: CYBER APPS WORLD INC.

Entity Status: Active

Expiration Date: None

Non-Commercial Registered Agent
STACEY FLING
220 UCCELLO DRIVE, LAS VEGAS, NV 89138, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number C17574-2002
Barbara K. Cegavske	Filing Number 20222414785
Secretary of State State Of Nevada	Filed On 06/23/2022 08:59:37 AM
	Number of Pages 2

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☑ Certificate of Designation

☐ Certificate of Amendment to Designation - Before Issuance of Class or Series

☐ Certificate of Amendment to Designation - After Issuance of Class or Series

☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: **CYBER APPS WORLD INC.** Entity or Nevada Business Identification Number (NVID): **NV20021368747**
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: **Series A Super Voting Preferred Stock**
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued.
	☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6.Resolution: (Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X **Mohammed Irfan Rafimiya Kazi** Signature of Officer Date: **06/23/2022**

This form must be accompanied by appropriate fees.

Filed in the Office of Barbara K. Cegavske	Filing Number 20222414785
Secretary of State State Of Nevada	Filed On 06/23/2022 08:59:37 AM
	Number of Pages 2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For

Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

Cyber Apps World Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

1,000,000 shares of preferred stock, par value $0.001, have been designated as Series A Super Voting Preferred Stock with the following features:

1. Each share of Series A Stock shall entitle the holder to 10,000 votes on all matters submitted to the shareholders of the Company' s common stock. A holder of the Series A Stock shall vote together with the holders of Common Stock as a single class upon all matters submitted to the Common Stock shareholders.

2. No entitlement to dividends payable on common stock, no liquidation preference, and no right of conversion into common stock.

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.